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                                                                    EXHIBIT 16.1



MORRISON, BROWN, ARGIZ & FARRA, LLP
CERTIFIED PUBLIC ACCOUNTANTS


June 13, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated June 13, 2005, of Bright Horizons Family Solutions, Inc. 401(k) Retirement Savings Plan and are in agreement with the statements contained in the first sentence of the first paragraph and the statements contained in the second and third paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ MORRISON, BROWN, ARGIZ & FARRA, LLP
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MORRISON, BROWN, ARGIZ & FARRA, LLP